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                                                                    EXHIBIT 99.1

         SIMMONS BEDDING COMMENTS ON TEMPORARY SUPPLY CHAIN DISRUPTION

ATLANTA, October 5, 2005 - Simmons Bedding Company today announced that two of its key suppliers of polyurethane foam have put their customers, including Simmons Bedding Company, on notice of allocation, due to a limited availability of TDI (toluene diisocyanate) in the United States, a key chemical component of polyurethane foam which is used throughout the bedding industry. The shortage of TDI resulted from the effects of the recent hurricanes that struck the Gulf Coast region.

Charlie Eitel, chairman and CEO of Simmons Bedding Company said, "As a result of our just-in-time manufacturing process, we maintain minimal inventory of polyurethane foam. We are currently evaluating and implementing contingency plans to minimize disruption to our business. We anticipate that our production schedules at various plants will be modified according to the availability of supply. We expect minimal disruption to our Beautyrest(R) and BackCare(R) branded products, which are the majority of our sales, and will work closely with our customers to meet their product needs to the degree possible. We believe that any potential production delays will be for a limited period of time, with no long-term impact on our business."

About Simmons Bedding Company

Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R), Olympic(R) Queen, Deep Sleep(R) and HealthSmart(TM). The Company operates 17 conventional bedding manufacturing facilities and three juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.


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"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this release. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons' expectations. These factors include, but are not limited to: (i) competitive and pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products, including HealthSmart(TM); (iv) Simmons' relationships with Simmons' major suppliers; (v) fluctuations in costs of raw materials; (vi) the significance of and duration of any disruption to our business resulting from a shortage of polyurethane foam; (vii) Simmons' relationship with significant customers and licensees; (viii) Simmons' labor relations; (ix) departure of key personnel; (x) encroachments on Simmons' intellectual property; (xi) product liability claims; (xii) the timing, cost and success of opening new manufacturing facilities; (xiii) Simmons' level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in Simmons' debt agreements; (xvi) future acquisitions; (xvii) an increase in return rates; (xviii) our ability to achieve the expected benefits from the corporate realignment; and (xix) other risks and factors identified from time to time in our and our predecessor's reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.